                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)           MARCH 31, 2001
                                                  ------------------------------

                              CTN MEDIA GROUP, INC.
--------------------------------------------------------------------------------

        DELAWARE                    0-199999                  13-3557317
-------------------------------------------------------------------------------
(state of other jurisdiction      (Commission              (IRS Employer
     of incorporation)            File Number)             Identification No.)

           3350 Peachtree Road NE, Suite 1500, Atlanta, Georgia 30326
--------------------------------------------------------------------------------
                          (Address of principal office)

Registrant's telephone number, including area code            (404) 256-4444
                                                   -----------------------------

--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events

WAIVER OF AND AMENDMENT TO THE TERMS OF THE SERIES A CONVERTIBLE PREFERRED STOCK

         On March 31, 2001, CTN Media Group, Inc., a Delaware corporation ("CTN"), and U-C Holdings, L.L.C., a Delaware limited liability company and the sole holder of the Series A Convertible Preferred Stock of CTN, entered into an Agreement (attached as Exhibit 10.1) whereby Holdings agreed to waive its right to have the Series A Convertible Preferred Stock redeemed, for cash, and to approve an amendment to the terms of the Series A Convertible Preferred Stock to remove the redemption provisions contained in Section 4 of the Amended Second Certificate of Designation, Powers, Preferences and Rights of the Series A Convertible Preferred Stock of CTN filed with the Corporations Division of the State of Delaware on February 17, 2000 (the "Series A Certificate of Designation") and to amend Sections 2 and 6 of the Series A Certificate of Designation as set forth in Exhibit 10.3 attached hereto.

         The Common Stock of CTN is currently approved for listing on the Nasdaq SmallCap Market under the symbol "UCTN." CTN must satisfy Nasdaq's minimum listing maintenance requirements in order to remain listed on the Nasdaq SmallCap Market. Nasdaq listing maintenance requirements include a series of financial tests relating to net tangible assets, public float, the number of market makers and stockholders, market capitalization and maintaining a minimum bid price of $1.00 for listed shares. One test requires CTN to either have net assets of at least $2.0 million, market capitalization of $35.0 million or net income in the last fiscal year of at least $500,000. CTN reported a net loss in 2000. Moreover, the minimum bid price for the Common Stock has recently dropped causing CTN's market capitalization to fall below $35.0 million. Nasdaq's calculation of net tangible assets subtracts the value of "redeemable securities." Due to the redemption rights of holders of the Series A Convertible Preferred Stock contained in the designation governing such series, the Series A Convertible Preferred Stock was considered a "redeemable security." It is CTN's desire to take into account the value of the Series A Convertible Preferred Stock in the calculation of its net tangible assets to satisfy the net tangible assets listing requirement for continued listing on the Nasdaq SmallCap Market.

Therefore, the Board of Directors of CTN and Holdings approved the removal of the redemption rights of the holders of the Series A Convertible Preferred Stock. As a result, CTN will no longer be obligated to redeem, for cash, the outstanding shares of Series A Convertible Preferred Stock at the option of the holders of the Series A Convertible Preferred Stock and, therefore, the value of the Series A Convertible Preferred Stock will not be subtracted from the calculation of CTN's net tangible assets.

SALE OF SERIES B CONVERTIBLE PREFERRED STOCK TO U-C HOLDINGS, L.L.C.

         In order to obtain financing to meet the short-term working capital needs of CTN, on April 5, 2001, CTN and Holdings entered into a Series B Convertible Preferred Stock Purchase Agreement (attached hereto as Exhibit 10.2) whereby (i) Holdings agreed to purchase 266,666 shares of Series B Convertible Preferred Stock of CTN for $15.00 per share or an aggregate purchase price of $3,999,990, and (ii) CTN agreed to amend the terms of the Series A Convertible Preferred Stock of CTN to, among other things, reduce the conversion price thereof from $4.50 to $2.50.

         The Series B Convertible Preferred Stock is convertible into shares of CTN's Common Stock. The number of shares of Common Stock into which the Series B Convertible Preferred Stock is convertible is determined by multiplying the number of shares of Series B Convertible Preferred Stock to be converted by the $15.00 per share purchase price and dividing the product by the conversion price of the Series B Convertible Preferred Stock then in effect with respect to such shares. On the date of issuance, April 5, 2001, the conversion price of the Series B Convertible Preferred Stock was $2.50, which represents a 10.2% premium to the 30-day average market price of the Common Stock. The Series B Convertible Preferred Stock votes on an as-if-converted basis with the Common Stock on any matter brought to a vote of CTN's stockholders based on the number of shares of Common Stock into which each share of Series B Convertible Preferred Stock is convertible, which was 1,599,996 shares as of April 5, 2001. The Series B Convertible Preferred accrues a cumulative dividend of 12% per annum.

         As a condition to the issuance and sale of the Series B Convertible Preferred Stock to Holdings, CTN agreed to submit to Holdings, as the majority stockholder of CTN, for approval an Amended and Restated Certificate of Incorporation. The form of Amended and Restated Certificate of Incorporation, included as Exhibit 10.3 hereto, restates the certificate of incorporation of CTN in its entirety and amends the terms of the Series A Convertible Preferred Stock to, among other things, (i) eliminate the redemption rights of the holders of the Series A Convertible Preferred Stock, as waived in the March 31, 2001 Agreement between CTN and Holdings, (ii) reduce the conversion price of the Series A Convertible Preferred Stock from $4.50 to $2.50, and (iii) incorporate into the terms of the Series A Convertible Preferred Stock the issuance of the Series B Convertible Preferred Stock having rights and preferences senior to the Series A Convertible Preferred Stock.

APPROVAL OF TRANSACTIONS

         The issuance and sale of the Series B Convertible Preferred Stock required the approval of the Board of Directors of CTN, which approval was obtained by written consent in lieu of a meeting dated April 4, 2001, and by a majority of the independent members of the Board of Directors, constituting the Special Finance Committee, at meetings held on March 29, 2001 and March 31, 2001. The Board of Directors also approved the Amended and Restated Certificate of Incorporation of CTN, which includes the amendments to the terms of the Series A Convertible Preferred Stock, and submitted it to Holdings, as the majority stockholder of CTN, for approval.

         On April 4, 2001, Holdings, as holder of approximately 84.3% of the total shares of voting stock and holder of all of the outstanding shares of the Series A Convertible Preferred Stock, approved by written consent in lieu of a meeting the Amended and Restated Certificate of Incorporation, including the amendments to the terms of the Series A Convertible Preferred Stock, which are discussed in this Report. As a result, the Amended and Restated Certificate of Incorporation was approved by a majority of the shares of voting stock and a majority of the shares of Series A Convertible Preferred Stock as required by Delaware law and no further votes are required. However, since stockholder approval was obtained by written consent rather than at a stockholders' meeting, CTN is required under the Securities Exchange Act of 1934 to mail an Information Statement on Schedule 14C to its stockholders. Upon the expiration of 20 calendar days following the date the Information Statement is mailed to stockholders, the approval of Holdings, as the holder of a majority of CTN's voting stock, will become effective automatically and CTN will file the Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware.

         Immediately prior to the issuance and sale of the Series B Convertible Preferred Stock to Holdings, 15,085,764 shares of CTN's Common Stock were outstanding, of which Holdings owned 11,576,612 shares, and 2,176,664 shares of CTN's Series A Convertible Preferred Stock were outstanding, all of which were owned by Holdings, representing 84.3% of the outstanding shares of voting stock of CTN. As of April 5, 2001, if Holdings were to (i) convert all of the shares of Series A Convertible Preferred it owns, plus accrued and unpaid dividends thereon (in lieu of receiving a cash payment of $6,014,580), (ii) convert the 266,666 shares of Series B Convertible Preferred Stock it now holds into Common Stock, and (iii) exercise the (a) Class C Warrant issued to Holdings on October 5, 1998, (b) Class C Warrant issued to Holdings on April 25, 1997, and (c) currently exercisable Equity Protection Agreements entered into by CTN and Holdings on April 25, 1997, Holdings would own 24,761,153 shares of the Common Stock equaling 87.6% of CTN's outstanding shares of Common Stock. The foregoing does not take into account the amendment to the terms of the Series A Convertible Preferred Stock reducing the conversion price thereof from $4.50 to $2.50. After the effective date of the Amended and Restated Certificate of Incorporation of CTN, including the amendment to the terms of the Series A Convertible Preferred Stock, if Holdings were to convert or exercise the equity rights described above in this paragraph, Holdings would hold 31,634,850 shares of the Common Stock equaling 90.0% of CTN's outstanding shares of Common Stock.

Item 7.  Financial Statements and Exhibits.


EXHIBIT NO.                         DESCRIPTION OF EXHIBIT
-----------                         ----------------------
10.1           Agreement, dated March 31, 2001, by and between CTN Media Group, Inc.
               and U-C Holdings, L.L.C. (incorporated by reference herein to Exhibit
               10.1 to the Issuer's Form 8-K filed April 6, 2001).

10.2           Series B Convertible Preferred Stock Purchase Agreement, dated as of
               April 5, 2001, by and between CTN Media Group, Inc. and U-C Holdings,
               L.L.C. (incorporated by reference herein to Exhibit 10.2 to the
               Issuer's Form 8-K filed April 6, 2001).

10.3           Form of Amended and Restated Certificate of Incorporation of CTN Media
               Group, Inc. (incorporated by reference herein to Exhibit 10.3 to the
               Issuer's Form 8-K filed April 6, 2001).

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 16, 2001                         CTN MEDIA GROUP, INC.


                                       By: /s/ Jason Elkin
                                          -----------------------------------
                                          Jason Elkin, Chief Executive
                                          Officer and Chairman of the Board